Exhibit 99.4

Case:      divine, inc. et. al.
Case Number: 03-11472-JNF (Jointly Administered)

CHAPTER 11 MONTHLY OPERATING REPORT
FOR MONTH ENDING March 31, 2004

Below please find the summary of disbursements by debtor, as referenced in the March 31, 2004 letter:

Name of Debtor	Case No.	Mar-04 Disbursments
divine, inc.	03-11472	$924,465.24
Data Return Corporation	03-11474	$—
Eshare Communications, Inc.	03-11475	$—
divine Managed Services, Inc.	03-11476	$—
Open Market, Inc.	03-11477	$—
Viant Corporation	03-11478	$—
Delano Technology Corp.	03-12681	$—
divine Technology Ventures	03-12682	$—
iCentral, Inc.	03-12683	$—
Inventions, Inc.	03-12684	$—
divine/Emicom, inc.	03-12685	$—
SageMaker, Inc.	03-12686	$—
Waypoint Software Corporation	03-12687	$—
Perceptual Robotics, Inc.	03-12688	$—
divine Global Services, Inc.	03-12689	$—
eprise Corporation	03-12690	$—
Denalii, Inc.	03-12691	$—
Melita Finance, Inc.	03-12692	$—
SM1 Holding Corp.	03-12693	$—
Retrieval Technologies, Inc.	03-12694	$—
divine international, inc.	03-12695	$—
divine software, inc.	03-12696	$—
Opinionware.com, Inc.	03-12697	$—
Melita Intellectual Property, Inc.	03-12698	$—
smallwonders software!, inc.	03-12699	$—
Open Market Securities Corporation	03-12700	$—
Futuretense Corporation	03-12701	$—
RWT Corporation	03-12702	$—
LOTN, Inc.	03-12703	$—
Eprise Securities Corp.	03-12704	$—
SageMaker (Europe), Inc.	03-12705	$—

Global Recall, Inc.	03-12706	$—
databites, inc.	03-12707	$—
divine interVentures, inc.	03-12708	$—
divine Ireland, Inc.	03-12709	$—
Folio Corporation	03-12710	$—
Venture Capital Unlimited Acquisition Sub, Inc.	03-12711	$—
divine Synchrony Communications, Inc.	03-12712	$—
Softmetric, Inc.	03-12713	$—
air divine, inc.	03-12714	$—
SM2 Holding Corp.	03-12715	$—

I declare under penalty of perjury that this report and all attachments are true and correct to the best of my knowledge and belief.

Date:	4/27/2004		DEBTOR (S)-IN-POSSESSION
By:

/s/ James Boles
(Signature)
		Name & Title:	James Boles
(Print or type)
Liquidating CEO
		Address:	4225 Naperville Rd #400
Lisle, IL 60532
		Telephone No.:	(630) 799-3879